EXHIBIT (9)(A)

                             NORWEST ADVANTAGE FUNDS
                              MANAGEMENT AGREEMENT

                                 August 1, 1997


         AGREEMENT made this 1st day of August, 1997, between Norwest Advantage Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Financial Services, Inc. ("Forum"), a corporation organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of beneficial interest, no par value, in separate series and classes; and

         WHEREAS, the Trust desires that Forum perform certain management services for each of the series of the Trust as listed in Appendix A hereto (each a "Fund" and collectively the "Funds") and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Forum agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in the Trust's Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC") under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("SAI") relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue thirty-one series of shares and the Board is authorized to issue any unissued shares in any number of additional series or classes. The Trust has delivered copies of the documents listed in this Section to Forum and will from time to time furnish Forum with any amendments thereof.

         SECTION 2.  APPOINTMENT

         The Trust hereby employs Forum, subject to the direction and control of the Board, to manage all aspects of the Trust's operations with respect to each Fund except those which are the responsibility of Norwest Bank Minnesota, N.A., each Fund's investment adviser, or any other investment adviser or investment subadviser to a Fund (each an "Adviser"), or Norwest Bank Minnesota, N.A. in its capacity as administrator pursuant to an investment administration or similar agreement.

         SECTION 3.  MANAGEMENT DUTIES

         (a)    On behalf of the Trust and with respect to each Fund, Forum will

         (i) oversee (A) the preparation and maintenance by the Advisers and the Trust's administrator, custodian, transfer agent, dividend disbursing agent and fund accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Trust required to be prepared or maintained by the Trust or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Advisers and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; (D) the notification of the Advisers of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value per Share;

         (ii) oversee the Trust's receipt of the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this Section 3(a) as are necessary to provide effective operation of the Trust;

         (iii) oversee the performance of administrative and professional services rendered to the Trust by others, including its administrator, custodian, transfer agent, dividend disbursing agent and fund accountant, as well as accounting, auditing, legal and other services performed for the Trust;

         (iv)  provide  the  Trust  with  adequate   general  office  space  and
         facilities and provide, at the Trust's request and expense, persons suitable to the Board to serve as officers of the Trust;

         (v) oversee the preparation and the printing of the periodic updating of the Trust's registration statement, Prospectuses and SAIs, the Trust's tax returns, and reports to its shareholders, the SEC and state and other securities administrators;

         (vi) oversee the preparation of proxy and information statements and any other communications to shareholders;

         (vii) with the cooperation of the Trust's  counsel,  Advisers and other
         relevant   parties,   oversee  the  preparation  and  dissemination  of
         materials for meetings of the Board;

         (viii) oversee the preparation, filing and maintenance of the Trust's governing documents, including the Trust Instrument, Bylaws and minutes of meetings of Trustees, Board committees and shareholders;

         (ix) oversee registration and sale of Fund shares, to ensure that such shares are properly and duly registered with the SEC and applicable state and other securities commissions;

         (x) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

         (xi) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended, and oversee the preparation and distribution to appropriate parties of notices announcing the declaration of dividends and other distributions to shareholders;

         (xii) review and negotiate on behalf of the Trust normal course of business contracts and agreements;

         (xiii) maintain and review periodically the Trust's fidelity bond and errors and omission insurance coverage; and

         (xiv) advise the Trust and the Board on matters concerning the Trust and its affairs.

         (b) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained by Forum and the Trust under the Act and Rule 31a-1 under the Act. The books and records pertaining to the Trust which are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives.

         SECTION 4.  STANDARD OF CARE

         The Trust shall expect of Forum, and Forum will give the Trust the benefit of, Forum's best judgment and efforts in rendering these services to the Trust, and the Trust agrees as an inducement to Forum's undertaking these services that Forum shall not be liable under this Agreement for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Forum against any liability to the Trust or to its security holders to which Forum would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of

Forum's duties under this Agreement, or by reason of Forum's reckless disregard of its obligations and duties under this Agreement.

         SECTION 5.  COMPENSATION; EXPENSES

         (a) In consideration of the management services performed by Forum as described herein, the Trust will pay Forum, with respect to each class of Shares of each Fund, a fee at the annual rate as listed in Appendix A hereto. Forum's fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under the Agreement during the prior calendar month.

         (b) Notwithstanding that other persons may, in investment advisory agreements or otherwise, agree to assume certain expenses of the Trust or of any Fund or class of Shares thereof, the Trust shall be responsible and hereby assumes the obligation for payment of all the Trust's expenses, including (i) payment of the fee payable to Forum under this Section 5 hereof and the fee payable to the Advisers of each Fund pursuant to any investment advisory or similar agreement between the Adviser and the Trust; (ii) interest charges, taxes, brokerage fees and commissions; (iii) insurance and fidelity bond premiums; (iv) fees, interest charges and expenses of the Trust's administrator, custodian, transfer agent, dividend disbursing agent and fund accountant and providers of pricing, credit analysis and dividend services; (v) telecommunications expenses; (vi) auditing, legal and compliance expenses; (vii) costs of forming the Trust and maintaining its existence; (viii) costs of preparing and printing the Trust's Prospectuses, SAIs, subscription application forms and stockholder reports and their delivery to existing and prospective stockholders; (ix) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of the Trust's shares; (x) costs of reproduction, stationery and supplies; (xi) compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust, whether or not any such persons are affiliated persons of Forum or any Adviser of the Trust; (xii) costs of Board, Board committee, shareholder and other corporate meetings;
(xiii) SEC registration fees and related expenses; (xiv) state and other jurisdiction securities laws registration fees and related expenses, including costs of personnel to perform such securities registration; and (xv) all costs borne by the Trust pursuant to any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act, shareholder service or similar plan.

         SECTION 6.  EFFECTIVENESS, DURATION; TERMINATION AND
                           ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund on the date hereof or, with respect to additional series of the Trust to which this agreement shall apply by amendment of Appendix A, upon the date of such amendment. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and shall continue in effect for successive one year periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved as to a Fund, Forum may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Trust except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 7.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, directors or employees who also may be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliates of Forum, who agree to comply with the terms of this Agreement. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Trust.

         SECTION 8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 9.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                             NORWEST ADVANTAGE FUNDS


                                             --------------------------
                                             Donald H. Burkhardt
                                               Trustee


                                             FORUM FINANCIAL SERVICES, INC.


                                             ------------------------
                                             John Y. Keffer
                                               President

                                              NORWEST ADVANTAGE FUNDS
                                               MANAGEMENT AGREEMENT

                                                  October 1, 1997
                                                    APPENDIX A

                                                                          Fee as a % of
                                                                    the Annual Average Daily
Funds of the Trust                                            Net Assets of Each Class of the Fund
------------------                                            ------------------------------------

Cash Investment Fund                                                         0.025%
U.S. Government Fund                                                          0.05%
Treasury Fund                                                                 0.05%
Municipal Money Market Fund, Institutional Shares                             0.05%
Municipal Money Market Fund, Investor Shares                                  0.10%
Ready Cash Investment Fund                                                   0.075%
Intermediate Government Income Fund                                           0.05%
Diversified Bond Fund                                                        0.025%
Stable Income Fund                                                           0.025%
Income Fund                                                                   0.05%
Total Return Bond Fund                                                       0.025%
Limited Term Tax-Free Fund                                                    0.05%
Limited Term Government Income Fund                                           0.05%
Tax-Free Income Fund                                                          0.05%
Colorado Tax-Free Fund                                                        0.05%
Minnesota Intermediate Tax-Free Fund                                          0.05%
Minnesota Tax-Free Fund                                                       0.05%
Strategic Income Fund                                                        0.025%
Moderate Balanced Fund                                                       0.025%
Growth Balanced Fund                                                         0.025%
Aggressive Balanced-Equity Fund                                              0.025%
Income Equity Fund                                                           0.025%
Index Fund                                                                   0.025%
ValuGrowth Stock Fund                                                         0.05%
Diversified Equity Fund                                                      0.025%
Growth Equity Fund                                                           0.025%
Large Company Growth Fund                                                    0.025%
Diversified Small Cap Fund                                                   0.025%
Small Company Growth Fund                                                    0.025%
Small Company Stock Fund                                                     0.025%
Small Cap Opportunities Fund                                                 0.025%
Contrarian Stock Fund                                                         0.05%
International Fund                                                            0.05%
Performa Strategic Value Bond Fund                                           0.025%
Performa Disciplined Growth Fund                                             0.025%
Performa Small Cap Value Fund                                                0.025%
Performa Global Growth Fund                                                  0.025%
Norwest WealthBuilder II Growth Portfolio                                     0.05%
Norwest WealthBuilder II Growth and Income Portfolio                          0.05%
Norwest WealthBuilder II Growth Balanced Portfolio                            0.05%